Exhibit 99.1

Bumble Inc. Announces Second Quarter 2022 Results

Total Revenue Increased 18% to $220 million

Bumble App Revenue Increased 33% to $170 million

Bumble App Paying Users Increased 31% to 1.9 million; Grew 149,000 Quarter Over Quarter

AUSTIN, Texas, August 10, 2022 - Bumble Inc. (NASDAQ: BMBL), the parent company of Bumble, Badoo, and Fruitz, today reported financial results for the second quarter ended June 30, 2022.

"Our strong second quarter results reflect the strength of our products, the relevance of our mission and the enduring fundamental human need for love and connection," said Whitney Wolfe Herd, Founder and CEO of Bumble Inc. "With its powerful women-first approach, Bumble App drove robust paying user growth, while expanding to more markets around the globe. Across the company, we believe our focus on product innovation, underscored by our drive to create an inclusive and trusted experience for our users, continues to differentiate us from the competition while delivering profitable growth."

Second Quarter 2022 Financial and Operational Highlights:

(All comparisons relative to the Second Quarter 2021)

•
Total Revenue increased 18.4% to $220.5 million, compared to $186.2 million. This includes an unfavorable impact of $9.4 million from foreign currency movements year over year.
o
Bumble App Revenue grew 33.2% to $169.6 million.
o
Badoo App and Other Revenue declined 13.7% to $50.8 million.
•
Total Paying Users increased to 3.0 million, compared to 2.9 million.
•
Total Average Revenue per Paying User ("ARPPU") increased to $23.65, compared to $20.88.
•
Net loss was $6.4 million or (2.9)% of revenue, compared to net loss of $11.1 million, or (6.0)% of revenue.
•
Adjusted EBITDA was $54.8 million, or 24.8% of revenue, compared to $51.9 million, or 27.9% of revenue.

“We are encouraged by the strong momentum of our business in this dynamic operating environment,” said Anu Subramanian, CFO of Bumble Inc. “We delivered an 18% increase in total revenue and drove strong bottom-line results, with adjusted EBITDA of $55 million exceeding our Q2 outlook. As we move into the second half of the year, we remain focused on executing on our growth initiatives and are confident in our ability to drive profitable growth for our shareholders.”

Key Operating Metrics:

The following metrics were calculated excluding paying users and revenue generated from Fruitz. Please refer to the Definitions section for more information.

(In thousands, except ARPPU)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
Key Operating Metrics
Bumble App Paying Users	1,924.5	1,473.0
Badoo App and Other Paying Users	1,096.2	1,454.3
Total Paying Users	3,020.7	2,927.3
Bumble App Average Revenue per Paying User	$29.38	$28.81
Badoo App and Other Average Revenue per Paying User	$13.60	$12.85
Total Average Revenue per Paying User	$23.65	$20.88

Balance Sheet:

As of June 30, 2022, total cash and cash equivalents were $334.6 million and total debt was $621.6 million.

Financial results will not be final until Bumble files its quarterly report on Form 10-Q for the period. Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook:

Bumble anticipates Total Revenue and adjusted EBITDA for the third quarter and year ending December 31, 2022 to be:

Third quarter 2022:

•
Total Revenue in the range of $236 million to $240 million, which includes:
o
Impact from the conflict in Ukraine of $6 million, primarily in Badoo App and Other Revenue.
o
An estimated unfavorable impact of $12 million from foreign currency movements.
•
Bumble App Revenue of $184 million to $187 million. This includes an estimated unfavorable impact of $6 million from foreign currency movements.
•
Adjusted EBITDA in the range of $58 million to $60 million.

Full year 2022:

•
Total Revenue in the range of $920 million to $930 million, which includes:
o
Impact from the conflict in Ukraine of $20 million, primarily in Badoo App and Other Revenue.
o
An estimated unfavorable impact of $36 million from foreign currency movements, an increase of $8 million from our May outlook and an increase of $16 million from our March outlook.
•
Bumble App year over year revenue growth of 32% to 34%. This includes an estimated unfavorable impact of $18 million from foreign currency movements, an increase of $3 million from our May outlook and a $7 million increase from our March outlook.
•
Adjusted EBITDA margin in the range of 24.5% to 25%, including $16 million of incremental expenses the Company expects to incur from complying with the Google Play billing mandate which started on April 1, 2022.

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

With regards to the adjusted EBITDA outlook provided above, a reconciliation to GAAP net earnings (loss) has not been provided as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Conference Call and Webcast Information

Bumble will host a live webcast of its conference call to discuss its second quarter 2022 financial results at 4:30 p.m. Eastern Time today, August 10, 2022. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Definitions

Total Revenue is the sum of Bumble App Revenue and Badoo App and Other Revenue.

Total Paying Users is the sum of Bumble App Paying Users and Badoo App and Other Paying Users.

Total Average Revenue per Paying User is calculated based on Total Revenue in any measurement period, excluding any revenue generated from Fruitz, advertising and partnerships or affiliates, divided by the Total Paying Users in such period divided by the number of months in the period.

Bumble App Revenue is revenue derived from purchases or renewals of a Bumble app subscription plan and/or in-app purchases on Bumble app in the relevant period.

Bumble App Paying User is a user that has purchased or renewed a Bumble subscription plan and/or made an in-app purchase on the Bumble app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Bumble App Average Revenue per Paying User is calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.

Badoo App and Other Revenue is revenue derived from purchases or renewals of a Badoo app subscription plan and/or in-app purchases on Badoo app in the relevant period, purchases on one of our other apps that we owned and operated in the relevant period, purchases on other third party apps that used our technology in the relevant period and advertising, partnerships or affiliates revenue in the relevant period.

Badoo App and Other Paying User is a user that has purchased or renewed a subscription plan and/or made an in-app purchase on the Badoo app in a given month (or made a purchase on one of our other apps that we owned and operated in a given month (excluding Fruitz), or purchase on other third-party apps that used our technology in the relevant period). We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Badoo App and Other Average Revenue per Paying User is calculated based on Badoo App and Other Revenue in any measurement period, excluding any revenue generated from Fruitz, advertising and partnerships or affiliates, divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. These measures include: adjusted EBITDA, adjusted EBITDA margin, free cash flow and free cash flow conversion. We believe adjusted EBITDA and adjusted EBITDA margin provide visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest (income) expense, depreciation and amortization, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense and impairment loss, as management does not believe these expenses are representative of our core earnings. In addition to adjusted EBITDA and adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysis, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.

Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest (income) expense, depreciation and amortization, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business and tax receivable agreement liability remeasurement (benefit) expense and impairment loss.

Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, and on our business and other non-historical statements, including without limitation the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•
our ability to retain existing users or attract new users and to convert users to paying users
•
competition and changes in the competitive landscape of our market
•
our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees
•
the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents
•
the continued development and upgrading of our technology platform and our ability to adapt to rapid technological developments and changes in a timely and cost-effective manner
•
our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•
our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including data privacy laws
•
foreign currency exchange rate fluctuations
•
risks relating to certain of our international operations, including geopolitical conditions and successful expansion into new markets
•
the impact of current developments in Russia, Ukraine and surrounding countries on our business and users, including the impact of our decision to discontinue our operations in Russia and remove our apps from the Apple App Store and Google Play Store in Russia and Belarus
•
affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•
the outsized voting rights of affiliates of Blackstone and our Founder
•
the inability to attract hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•
changes in business or macroeconomic conditions, including the impact of the Coronavirus Disease 2019 ("COVID-19") (and other widespread health emergencies or pandemics) and measures taken in response, lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, changes in inflation or interest rates, political unrest, armed conflicts or natural disasters

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2022, as such factors may be updated from time to time in our subsequent filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble, Badoo, and Fruitz. The Bumble platform enables people to connect and build equitable and healthy relationships. Founded by CEO Whitney Wolfe Herd in 2014, Bumble was one of the first dating apps built with women at the center. Badoo, which was founded in 2006, is one of the pioneers of web and mobile dating products. Fruitz, founded in 2017, encourages open and honest communication of dating intentions through playful fruit metaphors. For more information about Bumble, please visit www.bumble.com and follow @Bumble on social platforms.

Source: Bumble Inc.

Investor Contact

ir@team.bumble.com

Media Contact

press@team.bumble.com

Bumble Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$334,645	$369,175
Accounts receivable	54,729	47,538
Other current assets	28,319	52,751
Total current assets	417,693	469,464
Right-of-use assets	20,469	26,410
Property and equipment, net	13,501	14,627
Goodwill	1,579,050	1,540,112
Intangible assets, net	1,691,881	1,696,798
Deferred tax assets, net	22,365	19,090
Other noncurrent assets	22,860	9,319
Total assets	$3,767,819	$3,775,820
LIABILITIES AND BUMBLE INC. SHAREHOLDERS’ / BUZZ HOLDINGS L.P. OWNERS’ EQUITY
Accounts payable	$10,125	$19,169
Deferred revenue	44,470	39,924
Accrued expenses and other current liabilities	154,676	111,482
Current portion of long-term debt, net	2,588	2,588
Total current liabilities	211,859	173,163
Long-term debt, net	619,057	620,351
Deferred tax liabilities, net	10,127	—
Payable to related parties pursuant to a tax receivable agreement	388,980	388,780
Other liabilities	21,282	119,246
Total liabilities	1,251,305	1,301,540
Commitments and contingencies
Bumble Inc. Shareholders’ / Buzz Holdings L.P. Owners’ Equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized; 129,559,112 and 129,212,949 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively)	1,296	1,292
Class B common stock (par value $0.01 per share, 1,000,000 shares authorized; 20 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively)	—	—
Preferred stock (par value $0.01; authorized 600,000,000 shares; no shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively)	—	—
Additional paid-in capital	1,621,917	1,586,781
Accumulated deficit	(40,853)	(52,856)
Accumulated other comprehensive income	73,667	80,629
Total Bumble Inc. shareholders’ / Buzz Holdings L.P. owners’ equity	1,656,027	1,615,846
Noncontrolling interests	860,487	858,434
Total shareholders’ / owners’ equity	2,516,514	2,474,280
Total liabilities and shareholders’ / owners’ equity	$3,767,819	$3,775,820

Bumble Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share / unit information)

(Unaudited)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Revenue	$220,454	$186,217	$431,653	$356,930
Operating costs and expenses:
Cost of revenue	62,757	50,797	119,538	98,544
Selling and marketing expense	59,483	49,711	116,312	96,549
General and administrative expense	51,375	43,381	77,821	169,905
Product development expense	22,456	24,921	47,651	59,966
Depreciation and amortization expense	27,151	26,905	54,080	53,860
Total operating costs and expenses	223,222	195,715	415,402	478,824
Operating earnings (loss)	(2,768)	(9,498)	16,251	(121,894)
Interest income (expense)	(6,281)	(5,921)	(12,164)	(13,650)
Other income (expense), net	4,954	4,731	18,184	11,722
Income (loss) before income taxes	(4,095)	(10,688)	22,271	(123,822)
Income tax benefit (provision)	(2,328)	(459)	(4,756)	436,117
Net earnings (loss)	(6,423)	(11,147)	17,515	312,295
Net earnings (loss) attributable to noncontrolling interests	(2,031)	(4,064)	5,512	(22,412)
Net earnings (loss) attributable to Bumble Inc. shareholders / Buzz Holdings L.P. owners	$(4,392)	$(7,083)	$12,003	$334,707
Net earnings (loss) per share / unit attributable to Bumble Inc. shareholders / Buzz Holdings L.P. owners
Basic earnings (loss) per share / unit	$(0.03)	$(0.06)	$0.09	$1.67
Diluted earnings (loss) per share / unit	$(0.03)	$(0.06)	$0.09	$1.62

Bumble Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Cash flows from operating activities:
Net earnings (loss)	$(6,423)	$(11,147)	$17,515	$312,295
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	27,151	26,905	54,080	53,860
Impairment loss	4,388	—	4,388	—
Changes in fair value of interest rate swaps	(2,813)	201	(13,630)	(2,743)
Changes in fair value of contingent earn-out liability	1,314	484	(19,395)	72,438
Non-cash lease expense	1,204	1,428	2,373	2,857
Deferred income tax	(314)	(159)	(3,275)	(441,841)
Stock-based compensation expense	22,447	29,916	40,004	75,739
Net foreign exchange difference	170	(5,114)	(5,535)	(7,421)
Other, net	(7,676)	1,088	689	3,875
Changes in assets and liabilities:
Accounts receivable	(4,237)	(4,663)	(3,743)	(25,738)
Other current assets	27,065	1,795	21,076	(5,439)
Accounts payable	1,198	578	(9,157)	(8,616)
Deferred revenue	3,791	3,959	3,897	6,060
Legal liabilities	(6,370)	(7,384)	(7,120)	(37,627)
Accrued expenses and other current liabilities	(35,488)	(23,185)	(37,407)	(29,092)
Other, net	2	(302)	7	(46)
Net cash provided by (used in) operating activities	25,409	14,400	44,767	(31,439)
Cash flows from investing activities:
Capital expenditures	(3,053)	(2,840)	(8,049)	(5,552)
Acquisition of business, net of cash acquired	—	—	(69,720)	—
Other, net	—	34	-	3
Net cash provided by (used in) investing activities	(3,053)	(2,806)	(77,769)	(5,549)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	—	—	—	2,358,371
Payments to purchase and retire common stock	—	—	—	(1,018,365)
Purchase of Common Units from Pre-IPO Common Unitholders in the initial public offering	—	—	—	(973,289)
Withholding tax paid on behalf of employees on stock-based awards	(486)	—	(6,194)	—
Repayment of term loan	(1,437)	(6,096)	(2,875)	(206,096)
Net cash provided by (used in) financing activities	(1,923)	(6,096)	(9,069)	160,621
Effects of exchange rate changes on cash and cash equivalents	5,424	264	7,541	102
Net increase (decrease) in cash and cash equivalents	25,857	5,762	(34,530)	123,735
Cash and cash equivalents, beginning of the period	308,788	246,259	369,175	128,286
Cash and cash equivalents, end of the period	$334,645	$252,021	$334,645	$252,021

Bumble Inc.

Reconciliation of GAAP to NON-GAAP Financial Measures

(Unaudited)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Reconciliation of Net Cash Provided By (Used in) Operating Activities to Free Cash Flow

(In thousands, except percentages)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Net earnings (loss)	$(6,423)	$(11,147)	$17,515	$312,295
Add back:
Income tax (benefit) provision	2,328	459	4,756	(436,117)
Interest (income) expense	6,281	5,921	12,164	13,650
Depreciation and amortization	27,151	26,905	54,080	53,860
Stock-based compensation expense	22,447	29,916	40,004	75,739
Employer costs related to stock-based compensation (1)	125	—	1,197	—
Litigation costs, net of insurance reimbursements (2)	1,023	1,541	3,841	1,775
Foreign exchange (gain) loss (3)	(2,104)	(4,796)	(4,499)	(8,639)
Changes in fair value of interest rate swaps(4)	(2,813)	201	(13,630)	(2,743)
Transaction and other costs(5)	1,055	2,522	4,164	16,024
Changes in fair value of contingent earn-out liability	1,314	484	(19,395)	72,438
Changes in fair value of investments	—	(123)	—	(319)
Impairment loss (6)	4,388	—	4,388	—
Adjusted EBITDA	$54,772	$51,883	$104,585	$97,963
Net earnings (loss) margin(7)	(2.9)%	(6.0)%	4.1%	87.5%
Adjusted EBITDA margin	24.8%	27.9%	24.2%	27.4%

Net cash provided by (used in) operating activities	$25,409	$14,400	$44,767	$(31,439)
Less:
Capital expenditures	(3,053)	(2,840)	(8,049)	(5,552)
Free cash flow	$22,356	$11,560	$36,718	$(36,991)
Operating cash flow conversion	(395.6)%	(129.2)%	255.6%	(10.1)%
Free cash flow conversion	40.8%	22.3%	35.1%	(37.8)%

(1)
Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(2)
Represents certain litigation costs and insurance proceeds associated with pending litigations or settlements of litigation.
(3)
Represents foreign exchange (gain) loss due to foreign currency transactions.
(4)
Represents fair value gain on interest rate swaps.
(5)
Represents transaction costs related to acquisitions and our offerings (IPO, the Reorganization and the secondary offering) such as legal, accounting, advisory fees and other related costs. Amounts for 2022 also include employee-related restructuring costs directly associated with our decision to discontinue our operations in Russia including severance benefits, relocation and advisory fees.
(6)
Represents impairment loss of a right-of-use asset related to our Moscow office.
(7)
Net earnings margin for the six months ended June 30, 2021 includes a $441.5 million tax benefit related to the reversal of a deferred tax liability due to a restructuring of the Company’s international operations.

Supplementary Information (Unaudited)

Stock-Based Compensation Expense

(In thousands)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Cost of revenue	$971	$604	$1,919	$2,211
Selling and marketing expense	2,091	2,500	769	7,641
General and administrative expense	12,149	17,960	22,547	37,868
Product development expense	7,236	8,852	14,769	28,019
Total stock-based compensation expense	$22,447	$29,916	$40,004	$75,739

Reconciliation of GAAP costs and expenses to non-GAAP costs and expenses by function

(In thousands)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Cost of revenue GAAP	$62,757	$50,797	$119,538	$98,544
Stock-based compensation expense	(971)	(604)	(1,919)	(2,211)
Payroll tax expense related to stock-based compensation	(11)	—	(62)	—
Transaction and other costs	(56)	—	(139)	—
Cost of revenue non-GAAP	$61,719	$50,193	$117,418	$96,333

(In thousands)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Selling and marketing expense GAAP	$59,483	$49,711	$116,312	$96,549
Stock-based compensation expense	(2,091)	(2,500)	(769)	(7,641)
Payroll tax expense related to stock-based compensation	(17)	—	(170)	—
Transaction and other costs	55	—	(34)	(11)
Selling and marketing expense non-GAAP	$57,430	$47,211	$115,339	$88,897

(In thousands)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
General and administrative expense GAAP	$51,375	$43,381	$77,821	$169,905
Changes in fair value of contingent earn-out liability	(1,314)	(484)	19,395	(72,438)
Litigation costs, net of insurance proceeds	(1,023)	(1,541)	(3,841)	(1,775)
Stock-based compensation expense	(12,149)	(17,960)	(22,547)	(37,868)
Payroll tax expense related to stock-based compensation	(41)	—	(357)	—
Transaction and other costs	(1,063)	(2,522)	(2,775)	(16,013)
Impairment loss	(4,388)	—	(4,388)	—
General and administrative expense non-GAAP	$31,397	$20,874	$63,308	$41,811

(In thousands)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Product development expense GAAP	$22,456	$24,921	$47,651	$59,966
Stock-based compensation expense	(7,236)	(8,852)	(14,769)	(28,019)
Payroll tax expense related to stock-based compensation	(56)	—	(608)	—
Transaction and other costs	9	—	(1,216)	—
Product development expense non-GAAP	$15,173	$16,069	$31,058	$31,947

(In thousands)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Total costs and expenses GAAP	$223,222	$195,715	$415,402	$478,824
Depreciation and amortization expense	(27,151)	(26,905)	(54,080)	(53,860)
Changes in fair value of contingent earn-out liability	(1,314)	(484)	19,395	(72,438)
Litigation costs, net of insurance proceeds	(1,023)	(1,541)	(3,841)	(1,775)
Stock-based compensation expense	(22,447)	(29,916)	(40,004)	(75,739)
Payroll tax expense related to stock-based compensation	(125)	—	(1,197)	—
Transaction and other costs	(1,055)	(2,522)	(4,164)	(16,024)
Impairment loss	(4,388)	—	(4,388)	—
Total costs and expenses non-GAAP	$165,719	$134,347	$327,123	$258,988